Exhibit (a)(ii)

DWS INSTITUTIONAL FUNDS

REDESIGNATION OF CLASS

OF

SHARES OF BENEFICIAL INTEREST

WHEREAS, the Trustees of the Trust, acting pursuant to the Trust’s declaration of trust (the “Declaration”) as then in effect, had previously established and designated one or more series of shares of beneficial interest in the Trust (each, a “Series”) pursuant to one or more designations of series (the “Prior Series Designations”) and had previously established and designated one or more classes of Shares (each, a “Class”) for some or all of the Series pursuant to one or more designations of classes (the “Prior Class Designations,” such Prior Series Designations and Prior Class Designations referred to herein collectively as the “Prior Designations”);

WHEREAS, pursuant to Article V, Section 11 of the Declaration, the Trustees, at a meeting held on June 28, 2006, authorized the following re-designation of share class to be effective as of October 20, 2006:

(i) The Class of Shares of DWS Equity 500 Index Fund previously designated as Investment Class shares is hereby re-designated as Class S shares.

Now, Therefore, the Trustees of the Trust, effective as of October 20, 2006, hereby re-designate Investment Class shares of DWS Equity 500 Index Fund as Class S shares.

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IN WITNESS WHEREOF, the undersigned has executed this instrument as of the date first written above.

/s/ Henry P. Becton, Jr.	/s/ Rebecca W. Rimel
Henry P. Becton, Jr., Trustee	Rebecca W. Rimel, Trustee
/s/ Dawn-Marie Driscoll	/s/ Philip Saunders Jr.
Dawn-Marie Driscoll, Trustee	Philip Saunders Jr., Trustee
/s/ Keith R. Fox	/s/ William N. Searcy, Jr.
Keith R. Fox, Trustee	William N. Searcy, Jr., Trustee
/s/ Kenneth C. Froewiss	/s/ Jean Gleason Stromberg
Kenneth C. Froewiss, Trustee	Jean Gleason Stromberg, Trustee
/s/ Martin J. Gruber	/s/ Carl W. Vogt
Martin J. Gruber, Trustee	Carl W. Vogt, Trustee
/s/ Richard J. Herring
Richard J. Herring, Trustee	Axel Schwarzer, Trustee
/s/ Graham E. Jones
Graham E. Jones, Trustee